UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Aura Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-215459	32-0507158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Yanggu’ao Town, Lei Feng Village, Unit 4, No. 20 Hunan Province, Longhui County China	422200
(Address of principal executive offices)	(Zip Code)

(424) 532-15-40

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

 EXPLANATORY NOTE

Aura Energy Inc. formerly known as Arcom (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the SEC on February 4, 2019 (the Original Form 8-K), to change the third paragraph in the Item 4.01; add  Exhibit 16.1. and correct its date on February 2, 2019. The following  was  amended:

Item 4.01 Change in Registrant's Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm.

On January 28, 2019, Aura Energy Inc. formerly known as Arcom (the “Company”) made a decision to dismiss Thayer O’Neal Company, LLC (“Thayer O’Neal”) as the Registrant’s independent registered public accounting firm. The audit committee of the Company approved the decision.

Thayer O’Neal report on the Company’s financial statements for the fiscal year ended October 31, 2017, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except to indicate that there is substantial doubt about our ability to continue as a going concern.

During the Company’s most recent fiscal year and during any subsequent interim period through and including July 31, 2018 (i) there were no disagreements with Thayer O’Neal on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, other than those noted below, which disagreements, if not resolved to Thayer O’Neal’s satisfaction, would have caused Thayer O’Neal to make reference to the subject matter of such disagreements in its reports on our consolidated financial statements for such years, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K ; other than noted below:

Thayer O’Neal were not satisfied with the inventory observation that was possible to perform during their audit of the Company’s financial statements as of October 31, 2018 and considered such lack of opportunity as scope limitation.

The Company has provided Thayer O’Neal Company, LLC with a copy of the foregoing disclosures and received from Thayer O’Neal Company, LLC a letter furnished to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm.

On January 28, 2019, we engaged DylanFloyd Accounting & Consulting as our independent registered public accounting firm to audit the Company’s consolidated financial statements as of October 31, 2018 and for the year then ended. DylanFloyd Accounting & Consulting will be performing reviews of the unaudited consolidated quarterly financial statements to be included in the Company’s annual reports on Form 10-K for the year ended October 31, 2018 as well as going forward.

During each of the Company’s two most recent fiscal years and through the date of this report, (a) the Company has not engaged DylanFloyd Accounting & Consulting as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) the Company or someone on its behalf did not consult DylanFloyd Accounting & Consulting with respect to (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any other matter that was either the subject of a disagreement or a reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

16.1	Description Letter dated February 2, 2019 from Thayer O’Neal Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aura Energy Inc.
Date: February 4, 2019	By: /s/ Hui Liu Ping Name: Hui Liu Ping : Title: President